Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-181487) and Registration Statement on Form S-3 (No. 333-192803) of our reports dated March 7, 2014 with respect to the consolidated financial statements and schedule and effectiveness of internal control over financial reporting of Roundy’s, Inc. included in this Annual Report (Form 10-K) for the year ended December 28, 2013.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

March 7, 2014